                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
TECUMSEH PRODUCTS COMPANY
(NASDAQ SYMBOLS: TECUA AND TECUB)

               TECUMSEH PRODUCTS COMPANY APPOINTS JAMES J. BONSALL

                      PRESIDENT AND CHIEF OPERATING OFFICER

         - PREVIOUSLY ANNOUNCED SUCCESSION-PLANNING PROCESS CONTINUES -

TECUMSEH, Mich., Jan. 19, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) today announced that James J. Bonsall, currently President of the Company's Engine and Power Train Group as well as a Managing Director of AlixPartners, has been named Tecumseh's interim President and Chief Operating Officer, a new position. In his newly expanded role, which is effective immediately, Mr. Bonsall will have primary responsibility for the Company's strategic direction, overall management and day-to-day operations.

Under the previously announced succession-planning process that is currently under way, the Company's Board, assisted by an advisory committee formed pursuant to the terms of a new Second Lien Credit Agreement, has engaged an executive recruiting firm to identify candidates to succeed Todd W. Herrick as Chief Executive Officer. Reflecting that process and Mr. Bonsall's expanded role, Mr. Herrick, as of today, will no longer be serving in a management role, nor will the Company's executive vice president, Kent Herrick.

Mr. Bonsall said, "I'm pleased to serve as Tecumseh's President and Chief Operating Officer while the search continues for a permanent CEO. I look forward to working with my colleagues on the Tecumseh management team and with the Company's Board as we continue to build upon Tecumseh's many strengths and to address its current challenges."

Mr. Bonsall, 54, is an experienced executive with an extensive background in helping manufacturing and high technology companies improve their performance. He has more than twenty-five years of experience serving European and multinational public and privately owned companies.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects", "should", "may", "believes", "anticipates", "will", and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; xviii) the ongoing financial health of major customers; and xix) the continuing willingness of our domestic and foreign lenders to cooperate with us in modifying covenants and repayment terms as required to accommodate changes in our business. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Web site: http://www.tecumseh.com

Contact: Roy Winnick
         Kekst and Company
         1-212-521-4842
         roy-winnick@kekst.com